Exhibit 99.1

SUBSCRIPTION AGREEMENT

MultiPlayer Online Dragon, Inc.
12F World Trade Centre
No. 25 Tongxing Street
Zhongshan District, Dalian
People’s Republic of China   116001

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of MultiPlayer Online Dragon, Inc. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Yuchun Bai solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Bai.

MAKE CHECK PAYABLE TO: MULTIPLAYER ONLINE DRAGON, INC.

Executed this _____ day of ___________________, 2009.

______________________________________	______________________________________

______________________________________	Signature of Purchaser

______________________________________
Address of Purchaser

______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________	X $0.05	___________	=	US$___________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: ____________	Check #: ____________	Other: _______________

MULTIPLAYER ONLINE DRAGON, INC.

By: ________________________________________

Title: ______________________________________